FORD MOTOR CREDIT COMPANY
B Y — L A W S
(As amended through March 1, 2006)

FORD MOTOR CREDIT COMPANY
BY-LAWS

FORD MOTOR CREDIT COMPANY
A DELAWARE CORPORATION
B Y — L A W S
ARTICLE I
OFFICES
     The registered office of the Company will be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have an office in the City of Dearborn, State of Michigan, and at such other places as the Board of Directors may from time to time determine or as the business of the Company may require. Unless otherwise provided by law, the books and records of the Company may be kept at the office of the Company in the City of Dearborn, State of Michigan or at such other places as may be determined by the Board of Directors from time to time.
ARTICLE II
STOCKHOLDERS
     SECTION 1. Place of Meetings
     Unless otherwise determined by the Board of Directors, all meetings of the stockholders for the election of directors will be held at the office of the Company in the City of Dearborn, State of Michigan. Any meeting of the stockholders for any other purpose may be held at such place, within or without the State of Delaware, and at such time as stated in the notice or waiver of notice of such meeting.
     SECTION 2. Annual Meeting
     Unless otherwise determined by the Board of Directors, the annual meeting of the stockholders for the election of directors and for transacting such other business as may come before it will be held at a time determined by the Board of Directors, on the second Thursday of May in each and every year, if not a legal holiday, and if a legal holiday then on the next day not a legal holiday. At the annual meeting of stockholders, the stockholders will elect by ballot a Board of Directors and may transact such other business as may come before the meeting. The stockholders entitled to vote at the annual meeting of stockholders will be the stockholders of record at the close of business on the second Thursday of April in each and every year, if not a legal holiday, and if a legal holiday then on the next day not a legal holiday, provided, however, that prior to such record date, the Board of Directors may designate, pursuant to Section 5 of Article VIII, another day as the record date in lieu thereof.
     SECTION 3. Special Meetings
     Special meetings of the stockholders for any purpose, unless otherwise provided by law, may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or by a majority of the Board of Directors, and will be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary whenever the holders of record of a majority of the common stock outstanding file with the Secretary a written application for such meeting. Such application must state the purpose of the proposed meeting.

     SECTION 4. Notice of Meetings
     Except as otherwise provided by law, at least ten (10) days’ notice of meetings of the stockholders stating the time and place and the purposes thereof will be given by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary to each stockholder of record having voting power in respect of the business to be transacted at such meeting.
     SECTION 5. Quorum and Plurality Requirements
     At any meeting of the stockholders, the holders of a majority of the common stock issued and outstanding, present in person or represented by proxy, will constitute a quorum for the transaction of business except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, the holders of the common stock present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented any business may be transacted that might have been transacted at the meeting as originally notified.
     When a quorum is present at any meeting, the vote of the holders of a majority of the common stock present in person or represented by proxy will decide any action brought before such meeting, unless any provision of the Delaware General Corporation Law or of the Certificate of Incorporation requires a different vote for such action in which case such provision will govern and control the decision of such action.
     SECTION 6. Organization
     The Chairman of the Board of Directors, or in his or her absence, the Chief Executive Officer, or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, the President will call to order meetings of the stockholders and will act as chairman of such meetings. The Board of Directors or the stockholders may appoint any stockholder or any director or officer of the Company to act as chairman of any meeting in the absence of the Chairman of the Board, Chief Executive Officer, and the President.
     The Secretary of the Company will act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.
     SECTION 7. Proxies and Voting
     Each holder of common stock will at every meeting of the stockholders be entitled to one vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting for each share of common stock held by such stockholder. No proxy will be voted on after three years from its date, unless the proxy provides for a longer period. Except where the transfer books of the Company have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock will be voted on at any election for directors that has been transferred on the books of the Company within twenty (20) days immediately preceding such election of directors.
     SECTION 8. Stock Lists
     A complete list of stockholders entitled to vote at any meeting of the stockholders will be prepared, in alphabetical order, by the Secretary and will be open to the examination of any stockholder, at the place where the meeting is to be held, for at least ten days before the meeting and during the whole time of the meeting.

     SECTION 9. Ratification
     Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Company or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of common stock, and, if so approved, ratified or confirmed, will have the same force and effect as if the questioned transaction had been originally duly authorized, and such approval, ratification or confirmation will be binding upon the Company and all of its stockholders and will constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
     SECTION 10. Consent in Lieu of Meeting
     Whenever the vote of stockholders at a meeting of the stockholders is required or permitted to be taken in connection with any corporate action by any provisions of the Delaware General Corporation Law or of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, consent in writing to such corporate action being taken.
ARTICLE III
BOARD OF DIRECTORS
     SECTION 1. Number, Term of Office, and Eligibility
     Except as provided by the Delaware General Corporation Law or by the Certificate of Incorporation, the business and the property of the Company will be managed and controlled by a Board of not less than five and not more than twenty directors, the exact number to be fixed from time to time by resolution of the Board of Directors or of the stockholders, each director to be elected annually by ballot by the holders of common stock at the annual meeting of the stockholders, to serve until his or her successor is elected and is qualified.
     SECTION 2. Meetings
          The directors may hold their meetings outside of the State of Delaware, at the office of the Company in the City of Dearborn, State of Michigan, or at such other place as they may determine from time to time.
          The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business, will be held at the same place as, and as soon as practical following, the annual meeting of the stockholders, or at such other time or place as is determined by the Board of Directors. No notice of the annual meeting of the Board of Directors is required to be given to the directors if such meeting is held as soon as practical following the annual meeting of the stockholders.
          Regular meetings of the Board of Directors may be held at such time and place as determined by the Board of Directors from time to time.
          Special meetings of the Board of Directors will be held whenever called by direction of the Chairman of the Board of Directors, the Chief Executive Officer, the President or by one-third of the directors then in office.

     SECTION 3. Notice of Meetings
          The Secretary or Assistant Secretary will give notice of the time and place of holding of meetings of the Board of Directors (except the annual meeting of directors) by mailing such notice at least two days before the meeting, or by sending an other form of recorded communication, including email, containing such notice at least one day before the meeting to each director, or by delivering such notice personally or by telephone at least one day before the meeting to each director, or by delivering, in the case of a director who is an officer or employee of the Company or of Ford Motor Company, or of any subsidiary of either, such notice at least one day before the meeting to the office of such director at such company. Unless otherwise stated in the notice thereof any and all business may be transacted at any meeting.
     SECTION 4. Quorum and Organization of Meetings
          A third of the total number of members of the Board of Directors as constituted from time to time, but in no event less than three, constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws, a majority of the directors present at any duly constituted meeting may decide any question brought before such meeting. The Board of Directors will elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors will lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws and will determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.
          Meetings will be presided over by the Chairman of the Board of Directors, or in his or her absence or at his or her request, by the Chief Executive Officer, or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, by the President, or by such other person as may have been designated by the Board of Directors, or in the absence of all such persons, by such other person as may be selected by the members present.
     SECTION 5. Powers
          In addition to the powers and authorities expressly conferred upon them by these By-Laws, the Board of Directors will have and may exercise all such powers of the Company and do all such lawful acts and things that are not by the Delaware General Corporation Law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. Without prejudice to or limitation of such general powers and any other powers conferred by the Delaware General Corporation Law, or by the Certificate of Incorporation or by these By-Laws, the Board of Directors will have the following powers:
         (1) To determine, subject to the requirements of the Certificate of Incorporation or of the Delaware General Corporation Law, what, if any, dividends will be declared and paid to the stockholders out of net profits, current or accumulated, or out of surplus or assets of the Company available for dividends.
         (2) To fix, and from time to time to vary, the amount of working capital of the Company, and to set aside from time to time out of net profits, current or accumulated, or surplus of the Company such amount or amounts as they in their discretion may deem necessary and proper as, or as a safeguard to the maintenance of, working capital, as a reserve for contingencies, as a reserve for repairs, maintenance, or rehabilitation, or as a reserve for revaluation of profits of the Company, for the equalization of dividends or for such other proper purpose as may in the opinion of the directors be in the best interests of the Company; and in their sole discretion to abolish or modify any such provision for working capital or any such reserve, and to credit the amount thereof to net profits, current or accumulated, or to the surplus of the Company.
         (3) To purchase, or otherwise acquire for the Company, any business, property, rights or privileges which the Company may at the time be authorized to acquire, at such price or consideration and generally on such terms and conditions as they think fit; and at their discretion to pay therefore either wholly or partly in money, stock, bonds, debentures or other securities of the Company.
         (4) To create, make and issue mortgages, bonds, deeds of trust, trust agreements or negotiable or transferable instruments or securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.
         (5) To appoint any person or corporation to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust.
         (6) To delegate any of the powers of the Board in the course of the business of the Company to any officer, employee or agent, and to appoint any person the agent of the Company, with such powers (including the power to sub-delegate) and upon such terms as the Board may think fit.
         (7) To remove any officer of the Company with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being.
         (8) To confer upon any officer of the Company the power to appoint, remove and suspend subordinate officers, agents and employees.
         (9) To determine who will be authorized on the Company’s behalf, either generally or specifically, to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts, conveyances, and all other written instruments executed on behalf of the Company.
         (10) To make and change regulations, not inconsistent with these By-Laws, for the management of the Company’s business and affairs.
         (11) To adopt and, unless otherwise provided therein, to amend and repeal, from time to time, a bonus or supplemental compensation plan for employees (including employees who are officers or directors) of the Company or any subsidiary. Power to construe, interpret, administer, modify or suspend such plan is vested in the Board of Directors or a committee thereof.
         (12) To adopt a retirement plan, or plans, for the purpose of making retirement payments to employees (including employees who are officers or directors) of the Company or of any subsidiary thereof; to adopt a group insurance plan, or plans, for the purpose of enabling employees (including employees who are officers or directors) of the Company or of any subsidiary thereof to acquire insurance protection; and to adopt or elect to participate in a profit-sharing, thrift, savings or similar plan, or plans, for employees (including employees who are officers or directors) of the Company or of any subsidiary thereof; provided, however, that any plan adopted pursuant to the provisions of this subsection will, unless otherwise provided therein, be subject to amendment or revocation by the Board of Directors.
     SECTION 6. Reliance upon Books, Reports and Records
          Each director, each member of any committee designated by the Board of Directors and each officer, in the performance of his or her duties, will be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.
     SECTION 7. Compensation of Directors
          Directors may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, services as Chairman of the Board of Directors, or members of committees of the directors or as chairman thereof; provided, however, that nothing herein contained will be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.
ARTICLE IV
COMMITTEES
     SECTION 1. Committees of the Board of Directors.
          There is hereby established as a committee of the Board of Directors an Audit Committee which will have the powers and functions set forth in Section 2, and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special committees of the Board of Directors, each of which will have such powers and functions as may be delegated to it by the Board of Directors. The Board of Directors may abolish any committee established by or pursuant to this Section 1 as it may deem advisable. Each such committee will consist of one or more directors, the exact number being determined from time to time by the Board of Directors; provided, however, that a majority of the members of the Audit Committee will be limited to directors who are not officers or employees of the Company. Designations of the chairman and members of each such committee and, if desired, alternates for members, will be made by the Board of Directors. Each such committee will have a secretary who is designated by its chairman.
     SECTION 2. Audit Committee
          The Audit Committee will select and engage, on behalf of the Company, independent public accountants to (1) audit the books of account and other corporate records of the Company and (2) perform such other duties as the Committee may from time to time prescribe. The Committee will transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year will be made in advance of the annual meeting of stockholders in such fiscal year and will be submitted for ratification or rejection at such meeting. The Committee will confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the Company. The Committee will have the power to confer with and direct the officers of the Company to the extent necessary to review the internal controls, accounting practices, financial structure and financial reporting of the Company. From time to time the Committee will report to and advise the Board of Directors concerning the results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Company as the Committee believes merit review by the Board of Directors. The Committee will also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors.

     SECTION 3. Other Committees
          The Board of Directors, any committee of the Board of Directors, or any officer of the Company, may establish additional standing committees or special committees to serve in an advisory capacity or in such other capacities as may be permitted by law, by the Certificate of Incorporation, as amended, and by the By-Laws. The members of any such committee need not be members of the Board of Directors. Any committee established pursuant to this Section 3 may be abolished by the person or body by whom it was established as he, she or it may deem advisable. Each such committee will consist of two or more members, the exact number being determined from time to time by such person or body. Designations of members of each such committee and, if desired, alternates for members, will be made by such person or body, at whose will all such members and alternates will serve. The chairman of each such committee will be designated by such person or body. Each such committee will have a secretary who is designated by the chairman.
     SECTION 4. Rules and Procedures
          Each committee may fix its own rules and procedures and will meet at such times and places as may be provided by such rules, by resolution of the committee, or by call of the chairman. Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolutions, will be given to committee members. The presence of one-third of its members, but not less than two, will constitute a quorum of any committee, and all questions will be decided by a majority vote of the members present at the meeting. All actions taken at each committee meeting will be recorded in minutes of the meeting.
     SECTION 5. Application of Article
          If any provision of any other document relating to any committee of the Company named therein is in conflict with any provision of this Article IV, the provisions of this Article IV will govern, except that if such other document will have been approved by the stockholders, voting as provided in the Certificate of Incorporation, as amended, or by the Board of Directors, the provisions of such other document will govern.
ARTICLE V
GENERAL COUNSEL
     The Company may have a General Counsel who will be appointed by the Board of Directors and who will have general supervision of all matters of a legal nature concerning the Company.
ARTICLE VI
OFFICERS
     SECTION 1. Officers
          The officers of the Company may be a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Controller, a Secretary, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom will be elected by the Board of Directors or the stockholders to hold office until his or her successor will have been chosen and will have qualified. To the extent such officers are approved by the Board of Directors, their responsibilities will be as shown in Sections 2 through 6 of this Article VI or as may otherwise be prescribed by the Board of Directors or the stockholders from time to time. The Board of Directors or the stockholders may also elect or appoint such other officers as may be deemed necessary or desirable, each of whom will have such authority, will perform such duties and will hold office for such term as may be prescribed by the Board of Directors or the stockholders from time to time. Any person may hold at one time more than one office.
     SECTION 2. The Chief Executive Officer
          The Chief Executive Officer, subject to the provisions of these By-Laws and to the direction of the Board of Directors and the Chairman of the Board of Directors, will have ultimate authority for decisions relating to the general management and control of the affairs and business of the Company, will perform all other duties and enjoy all other powers commonly incident to the position of Chief Executive Officer or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law. He or she may redelegate from time to time and to the full extent permitted by law, in writing, to officers or employees of the Company any or all of such duties and powers, and any such redelegation may be either general or specific. Whenever he or she so delegates any of his or her authority, he or she will file a copy of the redelegation with the Secretary of the Company.
     SECTION 3. The President
          The President, subject to the provisions of these By-Laws and to the direction of the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer, will have such powers and will perform such duties as from time to time may be delegated to him by the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer, or which are or may at any time be authorized or required by law. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, or in the event of, and during the period of, a vacancy in those offices, he or she will be the Chief Executive Officer of the Company and will exercise the powers and perform the duties of the Chairman of the Board of Directors.
     SECTION 4. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents
          Each of the Executive Vice Presidents, Senior Vice Presidents, and each of the other Vice Presidents will have such powers, and perform such duties, as may be delegated to him or her by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, or the President.
          In addition, the Board of Directors will designate one of the Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents as the Chief Financial Officer, who, among his or her other powers and duties, will provide and maintain, subject to the direction of the Board of Directors, financial and accounting controls over the business and affairs of the Company. Such office will maintain, among others, adequate records of the assets, liabilities and financial transactions of the Company, and will direct the preparation of financial statements, reports and analyses. The Chief Financial Officer will perform such other duties and exercise such other powers as are incident to such functions, subject to the control of the Board of Directors.
          In the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer, and the President, any Vice President designated by the Chairman of the Board of Directors, or by the Chief Executive Officer if the Chairman of the Board of Directors fails to make such designation, or by the President if the Chairman of the Board of Directors and the Chief Executive Officer have failed to make such designation, will exercise the powers of the Chairman of the Board of Directors, Chief Executive Officer, and the President.
     SECTION 5. Treasurer and Assistant Treasurer
          The Treasurer, subject to the direction of the Board of Directors, will have the care and custody of the corporate funds and securities. When necessary or proper he or she will endorse on behalf of the Company, for collection, checks, notes and other obligations, and will deposit all funds and securities of the Company in such banks or other depositaries as may be designated by the Board of Directors, or by such directors, officers, or employees as may be authorized by the Board of Directors so to designate. He or she will perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors. He or she may be required to give a bond for the faithful discharge of his or her duties, in such sum and upon such conditions as the Board of Directors may require.
          At the request of the Treasurer, any Assistant Treasurer in the case of the absence or inability to act of the Treasurer, temporarily may act in his or her place. In the case of the death of the Treasurer, or in the case of his or her absence or inability to act without having designated an Assistant Treasurer to act temporarily in his or her place, the Assistant Treasurer so to perform the duties of the Treasurer will be designated by the Chairman of the Board of Directors, Chief Executive Officer, or the President.
     SECTION 6. Secretary and Assistant Secretary
     The Secretary will keep the minutes of the meetings of the stockholders and of the Board of Directors, and, when required, the minutes of the meetings of the committees, and will be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary will have custody of the stock ledgers and documents of the Company. He or she will have custody of the corporate seal and will affix and attest such seal to any instrument whose execution under seal has been duly authorized. He or she will give notice of meetings and, subject to the direction of the Board of Directors, will perform all other duties and enjoy all other powers commonly incident to his or her office.
     At the request of the Secretary, any Assistant Secretary, in the case of the absence or inability to act of the Secretary, temporarily may act in his or her place. In the case of the death of the Secretary, or in the case of his or her absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary so to perform the duties of the Secretary will be designated by the Chairman of the Board of Directors, Chief Executive Officer, or the President.
ARTICLE VII
RESIGNATIONS, REMOVALS AND VACANCIES
     SECTION 1. Resignations
     Any director, officer or agent of the Company, or any member of any committee may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors or to the Secretary of the Company. Any such resignation will take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation will not be necessary to make it effective.
     SECTION 2. Removals
     At any meeting thereof called for the purpose, the holders of a majority of the common stock may remove from office or terminate the employment of any director, officer or agent with or without cause; and the Board of Directors, by vote of not less than a majority of the entire Board of Directors at any meeting thereof called for the purpose, may, at any time, remove from office or terminate the employment of any officer, agent or member of any committee.

     SECTION 3. Vacancies
     Any vacancy in the office of any director, officer or agent through death, resignation, removal, disqualification, increase in the number of directors or other cause may be filled by the Board of Directors (in the case of vacancies in the Board, by the affirmative vote of a majority of the directors then in office, even though less than a quorum remains) or by the holders of record of a majority of the common stock outstanding, and the person so elected will hold office until his or her successor will have been elected and will have qualified.
ARTICLE VIII
CAPITAL STOCK — DIVIDENDS — SEAL
     SECTION 1. Certificates of Shares
     The certificates for shares of the capital stock of the Company will be in such form, not inconsistent with the Certificate of Incorporation, as amended, and will be approved by the Board of Directors. The certificates will be signed by the Chairman of the Board of Directors, the President or a Vice President, and also by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Where any stock certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Company and a registrar, any such officer’s signature may be facsimile.
     All certificates will bear the name of the person owning the shares represented thereby, will state the number of shares represented by such certificate and the date of issue; and such information will be entered in the Company’s original stock ledger.
     SECTION 2. Addresses of Stockholders
     It will be the duty of every stockholder to notify the Company of his or her post office address and of any change thereof. The latest address furnished by each stockholder will be entered on the original stock ledger of the Company and latest address appearing on such original stock ledger will be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder fails to notify the Company of his or her post office address, it will be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be his or her post office address, or in the absence of such address, to such stockholder, at the General Post Office in the City of Wilmington, State of Delaware.
     SECTION 3. Lost, Destroyed or Stolen Certificate
     Any person claiming a stock certificate in lieu of one lost, destroyed or stolen, will give the Company an affidavit as to his or her ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors, he also will give the Company a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.
     SECTION 4. Transfers of Stock
     Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it will be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. Closing of Transfer Books
     The Board of Directors will have the power to close the stock transfer books of the Company for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for allotment of rights or the date when any change or conversion or exchange of stock will go into effect, or for a period not exceeding fifty (50) days in connection with obtaining the consent of the stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock will go into effect, or the date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, or conversion or exchange of stock, or to give consent; and in any such case, such stockholders, and only such stockholders, as are stockholders of record on the date so fixed, will be entitled to such notice of and to vote at such meeting and any adjournment thereof or to receive payment of such dividend or to receive such allotment of rights or to exercise such right or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date.
     SECTION 6. Registered Stockholders
     The Company will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law.
     SECTION 7. Regulations
     The Board of Directors will have power and authority to make all such rules and regulations not inconsistent with any of the provisions of the Certificate of Incorporation as it may deem expedient, concerning the issue, transfer, and registration of certificates for shares of the stock of the Company.
     SECTION 8. Corporate Seal
     The corporate seal will have inscribed thereon the name of the Company, the year of its organization, and the words “Corporate Seal” and “Delaware.” If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer. The corporate seal may also be affixed by an authorized officer of the Company writing or typing the phrase “Corporate Seal” which will be effective for all purposes.
ARTICLE IX
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
     SECTION 1. Execution of Contracts
     Except as otherwise provided by law or in the By-Laws, all contracts or other instruments, authorized by the Board of Directors either generally or particularly, may be executed and delivered in the name of and on behalf of the Company by the Chairman of the

Board of Directors, the President or any Vice President and the Secretary or an Assistant Secretary. The Board of Directors, however, may authorize any other officer or officers, agent or agents, in the name of and on behalf of the Company, to enter into any contract or to execute and deliver any instrument, and such authority may be general or confined to particular instances. Unless authorized by the Board of Directors or expressly authorized by the By-Laws, no officer, employee or agent will have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.
     SECTION 2. Checks, Drafts, Etc.
     Except as otherwise provided by these By-Laws all checks, drafts, notes, bonds, bills of exchange and other orders for the payment of moneys out of the funds of the Company will be signed on behalf of the Company in such manner as from time to time be determined by resolution of the Board of Directors.
ARTICLE X
FISCAL YEAR
     The fiscal year of the Company will be the calendar year.
ARTICLE XI
MISCELLANEOUS
     SECTION 1. Notices and Waivers Thereof
     Whenever any notice is required by these By-Laws or by the Certificate of Incorporation, as amended, or by the Delaware General Corporation Law to be given to any stockholder, director or officer, such notice, except as otherwise provided by the laws of the State of Delaware, may be given personally or by telephone, or be given by facsimile transmission or other form of recorded communication, including email, addressed to such stockholder at the address set forth as provided in Section 2 of Article VIII or to such other address known to the Company, including email address, or to such director or officer at his or her Company location, if any, or at such address as appears on the books of the Company, or the notice may be given in writing by depositing the same in a post office, or in a regularly maintained letter box, in a postpaid, sealed wrapper addressed to such stockholder at the address set forth in Section 2 of Article VIII, or to such director or officer at his or her Company location, if any, or such address as appears on the books of the Company, or, in the case of a director or officer who is an officer or employee of the Company or of Ford Motor Company, or of any subsidiary of either, the notice may be given in writing by delivering the same to the office of such director or officer at such company. Any notice given by facsimile transmission or other form of recorded communication, including email, will be deemed to have been given when it has been transmitted; any notice given by mail will be deemed to have been given when it is mailed; and any notice given by delivery to such office of a director or officer will be deemed to have been given when so delivered. A waiver of any such notice in writing, including by facsimile transmission or email, signed or dispatched by the person entitled to such notice or by his or her duly authorized attorney, whether before or after the time stated therein, will be deemed the equivalent thereof and the presence at any meeting of any person entitled to notice thereof will be deemed a waiver of such notice as to such person.
     SECTION 2. Voting upon Stocks
     The Board of Directors (whose authorization in this connection will be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Company, or may at any time or from time to time authorize the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and the Board of Directors or any aforesaid officer so authorized may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and the Board of Directors or any aforesaid officer so authorized may from time to time authorize the execution and delivery, on behalf of the Company and under its corporate seal, or otherwise, of such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.
ARTICLE XII
AMENDMENTS
     The Board of Directors has the power to make, alter, amend or repeal the By-Laws of the Company by vote of not less than a majority of the entire Board at any meeting of the Board and the holders of common stock will have power to make, alter, amend or repeal the By-Laws at any regular or special meeting, if the substance of such amendment be contained in the notice of such meeting of the Board, or of such meeting of stockholders, as the case may be.